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                                                                    Exhibit 10.3

                             INTERCREDITOR AGREEMENT

          INTERCREDITOR AGREEMENT dated as of September 1, 1998 (this "Intercreditor Agreement") between STATE STREET BANK AND TRUST COMPANY as Note Trustee (as defined in the recitals hereto) and CONGRESS FINANCIAL CORPORATION, a Delaware corporation, as successor by merger to Congress Financial Corporation, a California corporation, as Lender (as defined in the recitals hereto).

                                R E C I T A L S :

          A. Pursuant to an Indenture dated as of September 1, 1998 (as amended, modified and supplemented and in effect from time to time, the "Indenture"), among The Doe Run Resources Corporation, a New York corporation ("Doe Run"), and Fabricated Products, Inc., Doe Run Cayman Ltd., Doe Run Mining S.R.L., Doe Run Peru S.R.L., Doe Run Air S.A.C. and Doe Run Development S.A.C., as guarantors, and State Street Bank and Trust Company, as trustee under the Indenture (in such capacity and together with any successors and assigns in such capacity, the "Note Trustee"), Doe Run is concurrently with the execution and delivery of this Intercreditor Agreement issuing 11 1/4% Senior Secured Notes due 2005 (the "Notes").

          B. Pursuant to the Indenture, the Note Trustee may take certain actions under the Collateral Documents (as defined in the Indenture) with respect to the collateral pledged thereunder (such collateral whether now existing or hereafter arising as granted in the Indenture and the Collateral Documents collectively referred to herein as the "Note Trustee Collateral").

          C. Doe Run is a party to a certain Loan and Security Agreement, dated as of March 12, 1998 (as amended, modified and supplemented and in effect from time to time, the "Revolving Credit Agreement") with Congress Financial Corporation, as lender (together with any successors or assigns in such capacity, the "Lender").

          D. Pursuant to the Revolving Credit Agreement, Doe Run has entered into revolving credit and letter of credit financing arrangements with the Lender and pursuant to the Revolving Credit Agreement and the other Financing Agreements (as defined in the Revolving Credit Agreement) (collectively, as amended, modified and supplemented and in effect from time to time, the "Loan Documents"), Doe Run has secured its obligations in connection therewith by pledging certain collateral to


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the Lender (such collateral whether now existing or hereafter arising as granted in the Loan Documents collectively referred to herein as the "Lender Collateral").

          E. The Note Trustee has been authorized and directed to enter into this Intercreditor Agreement pursuant to the Indenture.

          F. The Lender has been authorized and directed to enter into this Intercreditor Agreement pursuant to the Revolving Credit Agreement.

          G. The Lender and the Note Trustee desire to execute and deliver this Intercreditor Agreement to set forth certain agreements between them in respect of their respective rights and the respective rights of the Lender with respect to certain of the Lender Collateral and the holders of the Notes with respect to certain of the Note Trustee Collateral.

                               A G R E E M E N T:

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Use of Note Trustee Collateral for Work-in-Process. If the Note Trustee has obtained possession or control of any or all of the Note Trustee Collateral, the Note Trustee shall notify the Lender and the Lender may elect, by written notice to the Note Trustee delivered to it within twenty (20) calendar days of its receipt of such notice from the Note Trustee, to utilize, at the sole cost, expense, liability and risk of the Lender each item of Note Trustee Collateral of which the Note Trustee has obtained possession or control to finish work as promptly as practicable on any of the Lender Collateral that is work-in-process to the extent permitted by applicable law; provided that (i) such right to use the Note Trustee Collateral for purposes of completing work-in-process shall continue for a period of ninety (90) days after the date of the written notice by the Lender to the Note Trustee of the election of the Lender to utilize the Note Trustee Collateral as set forth above, but in no event shall such period extend beyond the date immediately prior to a sale, lease of one year or more in duration or other disposition of a significant portion of the Note Trustee Collateral or interests therein being used by the Lender for such purpose; provided that the Lender is given at least thirty (30) days prior writ-


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ten notice of such sale, lease or other disposition by the Note Trustee,
(ii) all such work shall be conducted (a) with the standard of care consistent with the most recent past practices of Doe Run and (b) in compliance with all applicable laws unless such failure to comply would not have a material adverse effect on the value of the Note Trustee Collateral and would not result in any liability to the Note Trustee and (iii) the Lender shall, prior to the commencement of any work by the Lender, provide to the Note Trustee an indemnity agreement in the form annexed hereto as Exhibit A. During the period referred to in clause (i) of this Section 1, the Lender may not use the Note Trustee Collateral to perform any work on any part of Lender Collateral that is raw materials except: (A) to the extent any such raw materials may be necessary to complete work-in-process and (B) to the extent such raw materials may be necessary to complete an order from a customer received by Doe Run prior to the date of the written notice by the Lender to the Note Trustee of the election of the Lender to utilize the Note Trustee Collateral as set forth above. The Lender shall compensate the Note Trustee for all the Note Trustee's reasonable direct and allocated costs related to use of the Note Trustee Collateral by the Lender during the period provided for above, including reasonable attorney's fees, which the Note Trustee would not otherwise have had to incur or pay but for the use of the Note Trustee Collateral by the Lender pursuant to the terms hereof and directly incident to or attributable or allocated to such use consistent with the most recent past practices of Doe Run. Any time periods referred to in this Section 1 or Section 2 below shall be tolled so long as the Lender is effectively stayed from enforcing its rights against Doe Run or any of the Lender Collateral during the pendency of any proceeding of Doe Run under the U.S. Bankruptcy Code or other proceeding or otherwise pursuant to any court order or other applicable law.

          Section 2. Access to Note Trustee Collateral. If the Note Trustee has obtained possession or control of any or all of the Note Trustee Collateral, upon reasonable notice to the Note Trustee, the Note Trustee shall permit the Lender, its employees, agents, advisers and representatives to enter upon the Note Trustee Collateral solely for purposes of repossessing, removing or selling the Lender Collateral. The Lender shall compensate the Note Trustee in cash for any damage to the Note Trustee Collateral directly as a result of such repossession, removal or sale upon such repossession, removal or sale, and shall pay the Note Trustee for all the Note Trustee's reasonable direct and incremental costs, including its reasonable attorney's fees, related to the provision and supervision of


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such access to the Note Trustee Collateral necessary for the repossession, removal or sale of the Lender Collateral. At any time after the expiration of the applicable time period provided for in clause (i) of the proviso to the first sentence of Section 1 above, upon seven business days' notice from the Note Trustee requesting that the Lender Collateral be removed from the Note Trustee's Collateral, the Lender shall at its sole cost, expense, liability and risk either remove that portion of the Lender Collateral from the Note Trustee Collateral, or pay the Note Trustee its reasonable storage costs as provided in such notice, but only if after such seven business day period expires no stay or other order prohibiting the Lender's removal of such Lender Collateral has been entered.

          Section 3. Use of Certain Note Trustee Collateral. If the Note Trustee has obtained possession or control of any or all of the Note Trustee Collateral, the Lender may: (i) enter and use any of the Note Trustee Collateral consisting of trademarks or other general intangibles marked or stamped on any inventory or otherwise required to sell or dispose of any of such inventory and (ii) use any of the Note Trustee Collateral consisting of computers or other data processing equipment relating to the storage or processing of records, documents or files pertaining to any accounts and/or inventory of Doe Run to deal with or dispose of any of such assets constituting Lender Collateral.

          Section 4. Books and Records. In the event that in the exercise of their respective rights, the Note Trustee or the Lender shall receive possession or control of any books and records which contain information relating to any of the property of Doe Run in which the other party has been granted a security interest or lien, it shall notify the other party hereto that it has received such books and records and shall, as promptly as practicable thereafter, make available to the other party hereto such books and records for inspection and duplication.

          Section 5. Acknowledgment. The Note Trustee acknowledges and agrees that as of the date hereof it does not have any security interest in or lien upon any of the assets and properties of Doe Run or Fabricated Products, Inc. constituting Lender Collateral including but not limited to accounts and inventory of Doe Run and Fabricated Products, Inc. and the proceeds and products thereof. Lender acknowledges and agrees that as of the date hereof it does not have any security interest in or lien upon any of the property, plant or equipment,


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and the proceeds thereof, of Doe Run constituting Note Trustee Collateral.

          Section 6. Transfer of Note Trustee Collateral. (a) The Note Trustee shall promptly notify the Lender of the sale or assignment by the Note Trustee during the period during which the Lender is entitled to access pursuant hereto of any portion of the Note Trustee Collateral if any part of the Lender Collateral is located in or upon any portion of the Note Trustee Collateral sold or assigned.

              (b) If the Note Trustee sells or assigns during any period during which the Lender is entitled to access pursuant hereto, all or any portion of the Note Trustee Collateral containing any Lender Collateral, the Note Trustee shall require the purchaser or assignee thereof to agree with the Lender or for the benefit of the Lender that it has acquired that portion of the Note Trustee Collateral subject to the Lender's rights hereunder by delivering an acknowledgment to that effect to the Lender.

          Section 7. Insurance. Doe Run has agreed to insure the Note Trustee's interest in the Note Trustee Collateral pursuant to the Indenture and the Collateral Documents and has agreed to insure the Lender's interest in the Lender Collateral pursuant to the Loan Documents. To the extent that the insurance coverage which Doe Run is required to maintain is carried under a blanket policy which insures both the Lender Collateral and the Note Trustee Collateral, the Lender and the Note Trustee agree that (i) the insurance proceeds of any loss solely involving the Lender Collateral shall be paid directly to the Lender, (ii) the insurance proceeds of any loss solely involving the Note Trustee Collateral shall be paid directly to the Note Trustee, and
(iii) the insurance proceeds of any loss involving both the Lender Collateral and the Note Trustee Collateral (a "Combined Loss") shall be paid to a mutually acceptable third party to be invested in Cash Equivalents (as defined in the Revolving Credit Agreement) for allocation in accordance with the interest of the Lender and the Note Trustee as provided herein, or if not provided herein, as they may mutually agree, with interest earned on such invested proceeds allocated in the same manner as principal; provided that if the Note Trustee and the Lender cannot agree on the proper allocation of the insurance proceeds, such determination shall be made by a court of competent jurisdiction. If after a Default under either the Revolving Credit Agreement or the Indenture, either the Lender or the Note Trustee pays any insurance premiums on behalf of Doe Run and a Combined Loss occurs during an insur-


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ance period for which such premiums were paid by either the Lender or the Note Trustee, the party that paid such insurance premiums shall be reimbursed for the payment of such premiums from the insurance proceeds prior to the distribution of the balance of such proceeds pursuant to the provisions of this Section 6.

          Section 8. Cooperation; Notices. The Lender and the Note Trustee agree to use their best efforts to cooperate with each other to (a) provide notice of, and any information regarding, any release of any of the Note Trustee Collateral or the Lender Collateral, as the case may be, and (b) give to each other copies of any notice of the occurrence or existence of an Event of Default under the Revolving Credit Agreement or the Indenture, respectively, but the failure to give such notice shall not affect the effectiveness of any notice of an Event of Default as against Doe Run or the validity of this Intercreditor Agreement or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The sending of such notice shall not give the recipient any obligation to cure such Event of Default.

          Section 9. Successor and Assigns. The Lender and the Note Trustee will cause any of their respective successors and assigns (other than by merger with or into, or as a result of the transfer of all or substantially all of the corporate trust assets of the Note Trustee, or assets of the Lender, to another corporation, in which case the surviving entity or transferee with respect thereto shall be deemed to have automatically succeeded to all the rights, benefits and obligations of the Note Trustee or the Lender, as the case may be, under this Intercreditor Agreement), and Doe Run will cause any successor, assign, replacement or other party that succeeds to or substitutes for or otherwise acquires either the Lender's or the Note Trustee's respective rights and interest in the Lender Collateral or the Note Trustee Collateral (other than by merger with or into, or as a result of the transfer of all or substantially all of the corporate trust assets of the Note Trustee, or assets of the Lender, to another corporation, in which case the surviving entity or transferee with respect thereto shall be deemed to have automatically succeeded to all the rights, benefits and obligations of the Note Trustee or the Lender, as the case may be, under this Intercreditor Agreement), as the case may be, or in any significant portion thereof, to assume and incur all of the obligations of the Lender or the Note Trustee hereunder, as the case may be, and regardless of whether the obligations of Doe Run to such replacement party


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are greater or less than Doe Run's obligations to the Lender or the
Note Trustee, as the case may be. Upon so assuming or incurring all of such obligations of the Lender or the Note Trustee, as the case may be, such party shall succeed to all the rights and benefits of the Lender or the Note Trustee, as the case may be, under this Intercreditor Agreement. This Intercreditor Agreement shall not be amended, supplemented or modified without the written consent of the Lender, the Note Trustee, or with respect to any replacement party that has assumed obligations hereunder, the written consent of such replacement party, as applicable.

          Section 10. Further Assurances. The parties hereto will use all reasonable efforts to execute such certificates and other documents and to take such other actions as may be reasonably necessary to consummate the transactions contemplated hereby.

          Section 11. Severability. Any provision of this Intercreditor Agreement which is prohibited or unenforceable in any jurisdiction, the substantive laws of which are held to be applicable hereto, shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 12. Execution in Counterparts. This Intercreditor Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

          Section 13. Choice of Law. This Intercreditor Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed wholly in the State of New York.

          Section 14. Captions; Gender and Number. The captions and section headings of this Intercreditor Agreement are for convenience only and are not to be used to define the provisions hereof. All terms contained herein shall be construed, whenever the context of this Intercreditor Agreement requires, so that the singular includes the plural and so that the masculine includes the feminine.


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          IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor
Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                           STATE STREET BANK AND TRUST COMPANY,
                                             as Note Trustee

                                           By: /s/ Robert L. Reynolds
                                              ----------------------------------
                                           Name:  Robert L. Reynolds
                                           Title: Vice President

                                           CONGRESS FINANCIAL CORPORATION,
                                            as Lender

                                           By: /s/ Herb Korn
                                              ----------------------------------
                                              Name:  Herb Korn
                                              Title: Assistant Vice President

Acknowledged and Accepted:

THE DOE RUN RESOURCES CORPORATION

By: /s/ Marvin K. Kaiser
   --------------------------------
Name:   Marvin K. Kaiser
Title:  Vice President and Chief Financial
        Officer

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                                                                       EXHIBIT A

                            INDEMNIFICATION AGREEMENT

          INDEMNIFICATION AGREEMENT, dated as of ____________, ____ (the "Indemnification Agreement") between STATE STREET BANK AND TRUST COMPANY, as trustee (the "Note Trustee") and CONGRESS FINANCIAL CORPORATION, a California corporation, as agent (the "Lender").

                               R E C I T A L S :

          A. The Note Trustee, the Lender and The Doe Run Resources Corporation, a New York corporation, entered into an Intercreditor Agreement, dated as of September 1, 1998 (as amended, modified and supplemented and in effect from time to time, the "Intercreditor Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to such term in the Intercreditor Agreement) pursuant to which the Note Trustee has agreed to permit the Lender to have access to and utilize certain Note Trustee Collateral for the purposes set forth in the Intercreditor Agreement.

          B. It is a condition precedent to the Note Trustee's obligation to permit the Lender to utilize the Note Trustee Collateral to finish Lender Collateral that the Lender shall execute and deliver this Indemnification Agreement.

                               A G R E E M E N T:

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration receipt which is hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Indemnity. The Lender shall indemnify and hold harmless the Note Trustee and its officers, directors, employees and agents (each such party, an "Indemnified Party") from and against any and all losses, claims, liabilities, damages (other than consequential damages) and expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted against such Indemnified Party (collectively, "Losses"), suffered or incurred by such Indemnified Party and which are caused by any act or omission by the Lender pursuant to the exercise by the Lender of its right to utilize any Note Trustee Collateral to finish work-in-process with respect to any Lender Collateral pursuant to the Intercreditor Agreement. The foregoing indemnification shall not include Losses which have been finally ju-



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dicially determined by a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the Note Trustee or any other Indemnified Party acting on behalf of and with the approval of the Note Trustee.

                  Section 2.   Miscellaneous.

          (a) This Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed wholly in the State of New York.

          (b) This Indemnification Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

          (c) Any provision of this Indemnification Agreement which is prohibited or unenforceable in any jurisdiction, the substantive laws of which are held to be applicable hereto, shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (d) No amendment or termination of this Indemnification Agreement shall be binding on any party hereto unless in writing and signed by the party sought to be charged therewith.

          (e) This Indemnification Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors or assigns under this Indemnification Agreement or the Intercreditor Agreement.

          (f) The Note Trustee's acceptance of this Indemnification Agreement is not intended to create, and shall not be construed as, any release, waiver or modification of any right or remedy of the Note Trustee under or pursuant to the Intercreditor Agreement or otherwise.


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          IN WITNESS WHEREOF, the parties hereto have caused this
Indemnification Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          STATE STREET BANK AND TRUST COMPANY,
                                            as Note Trustee

                                          By:
                                             -----------------------------------
                                               Name:
                                               Title:

                                           CONGRESS FINANCIAL CORPORATION,
                                              as Lender

                                           By:
                                              ----------------------------------
                                               Name:
                                               Title: